                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------

                                   FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             BERMUDA                                       NOT APPLICABLE
---------------------------------------                  -----------------------
(STATE OF INCORPORATION OR ORGANIZATION)                 (I.R.S. EMPLOYER
                                                         IDENTIFICATION NO.)


18 D'ARBLAY STREET, LONDON W1V 3FP ENGLAND                NOT APPLICABLE
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

If this form relates to the                             If the form relates to the
registration of a class of debt                         registration of a class of debt
securities and is effective upon filing                 securities and is to become effec-
pursuant to General                                     tive simultaneously with the
Instruction A(c)(1) please check                        effectiveness of a concurrent
the following box.  /X/                                 registration statement under the
                                                        Securities Act of 1993 pursuant to
                                                        General Instruction A(c)(2)
                                                        please check the following box.  / /



SECURITIES TO BE REGISTERED PURSUANT TO
SECTION 12(b) OF THE ACT:

           Title of Each Class                           Name of Each Exchange on Which
          to be so Registered                            Each Class is to be Registered
          -------------------                            ------------------------------

                  None


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                          9 3/8% SENIOR NOTES DUE 2004

                          8 1/8% SENIOR NOTES DUE 2004

                                (Title of class)
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Item 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The securities of Central European Media Enterprises Ltd. (the "Registrant") to be registered hereunder are 9 3/8% Senior Notes due 2004 and 8 1/8% Senior Notes due 2004 (collectively, the "Notes").

     Reference is made to the description of the Notes to be registered hereby contained on pages 63 through 93 of the Prospectus contained in the Registrant's Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on April 2, 1997 (File No. 333-24365), as amended by Amendment No. 1 to the Registration Statement on Form S-3 filed on April 18, 1997, Amendment No. 2 to the Registration Statement on Form S-3 filed on July 31, 1997, and Amendment No. 3 to the Registration Statement on Form S-3 filed on August 14, 1997 and such description is incorporated herein by reference.

Item 2.  EXHIBITS.

Exhibit  4.1. Specimen Notes (incorporated by reference to Amendment No. 3 to the Company's Registration Statement on Form S-3 (File No. 333-24365), filed on August 14, 1997).

Exhibit  4.2. Forms of Indentures between the Registrant and Bankers Trust
              Company, as Trustee (incorporated by reference to Amendment No. 3 to the Company's Registration Statement on Form S-3 (File No. 333-24365), filed on August 14, 1997).
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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.


                                         By: /s/ John A. Schwallie
                                            ---------------------------------
                                            John A. Schwallie
                                            Vice President-Finance and Chief
                                               Financial Officer




Dated:  August 15, 1997